Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2008 RESULTS WITH NET OPERATING REVENUES OF $2.8 BILLION

FRANKLIN, TENN. (October 29, 2008) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the third quarter and nine months ended September 30, 2008.
     Net operating revenues for the three months ended September 30, 2008, totaled $2.773 billion, a 23.4 percent increase compared with $2.247 billion for the same period last year. Income from continuing operations increased 161.0 percent to $51.4 million, or $0.54 per share (diluted), on 95.2 million weighted average shares outstanding for the three months ended September 30, 2008, compared with $19.7 million, or $0.21 per share (diluted), on 94.8 million weighted average shares outstanding for the same period last year. Included in income from continuing operations for the three months ended September 30, 2008, is a decrease of approximately $0.03 per share (diluted), with a pre-tax impact of approximately $3.9 million, related to the estimated negative impact of the recent hurricanes on certain hospitals. Net income increased 381.7 percent to $50.4 million, or $0.53 per share (diluted), for the three months ended September 30, 2008, compared with $10.5 million, or $0.11 per share (diluted), for the same period last year.
     Adjusted EBITDA for the three months ended September 30, 2008, was $392.3 million, compared with $299.8 million for the same period last year, representing a 30.8 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended September 30, 2008, was $268.3 million, compared with $188.7 million for the same period last year.
     The consolidated financial results for the three months ended September 30, 2008, reflect a 22.6 percent increase in total admissions compared with the same period last year. This increase is primarily attributable to the expansion of the Company’s hospital portfolio in 2007. On a same-store basis for all three months, admissions increased 2.3 percent and adjusted admissions increased 2.5 percent, compared with the same period last year. On a same-store basis for all three months, net operating revenues increased 8.2 percent, compared with the same period last year.
     Net operating revenues for the nine months ended September 30, 2008, totaled $8.191 billion, a 78.1 percent increase compared with $4.599 billion for the same period last year. Income from continuing operations was $152.7 million, or $1.61 per share (diluted), on 95.1 million weighted average shares outstanding for the nine months ended September 30, 2008, compared with $130.5 million or $1.38 per share (diluted), on 94.6 million weighted average shares outstanding for the same period last year. Net income was $158.4 million, or $1.67 per share (diluted), for the nine months ended September 30, 2008, compared with $118.5 million, or $1.25 per share (diluted), for the same period last year.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
     Adjusted EBITDA for the nine months ended September 30, 2008, was $1.144 billion, compared with $639.0 million for the same period last year, representing a 79.0 percent increase. Net cash provided by operating activities for the nine months ended September 30, 2008, was $685.1 million, compared with $404.7 million for the same period last year.
     The consolidated financial results for the nine months ended September 30, 2008, reflect a 68.9 percent increase in total admissions compared with the same period last year. This increase is primarily attributable to the expansion of the Company’s hospital portfolio in 2007. On a same-store basis, admissions increased 2.8 percent and adjusted admissions increased 2.9 percent, compared with the same period last year. On a same-store basis, net operating revenues increased 6.3 percent, compared with the same period last year.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “We are pleased with our solid financial and operating performance in the third quarter of 2008. We continued to benefit from an improving performance at the hospital level, as evidenced by solid same-store volume gains and favorable revenue trends. These results confirm that the fundamentals of our business are strong and our centralized operating strategy is working across all of our markets. Despite a challenging macro-environment, we look forward to continued progress for the remainder of 2008 and beyond as a result of our consistent execution.”
     On October 1, 2008, the Company announced the acquisition of substantially all of the assets of Empire Health Services, located in Spokane, Washington. The assets of Empire Health include two full service acute care hospitals, Deaconess Medical Center (388 licensed beds) and Valley Hospital and Medical Center (123 licensed beds), as well as other outpatient and ancillary services.
     “We were very pleased to complete the Empire acquisition on favorable terms after a lengthy negotiation and approval process,” added Smith. “We look forward to another opportunity to expand our market reach and implement our strategy for improving operations in this health system. We believe our strong track record with respect to acquisitions demonstrates that we are well positioned to again deliver favorable results.”
     Included on pages 13, 14 and 15 of this press release, are tables setting forth the Company’s updated 2008 guidance reflecting historical results through September 30, 2008, and current trends and the Company’s initial 2009 guidance.
     Located in the Nashville, Tennessee suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 118 hospitals in 29 states with an aggregate of approximately 17,600 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 160 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, October 30, 2008, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through November 30, 2008. A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net operating revenues	$2,772,860	$2,247,009	$8,191,014	$4,599,152
Adjusted EBITDA (c)(d)	$392,265	$299,825	$1,143,944	$638,974
Income from continuing operations (d)(e)(f)(g)	$51,422	$19,699	$152,671	$130,546
Net income	$50,384	$10,460	$158,404	$118,547
Income from continuing operations per share — basic	$0.55	$0.21	$1.62	$1.40
Income from continuing operations per share — diluted	$0.54	$0.21	$1.61	$1.38
Net income per share — basic	$0.54	$0.11	$1.69	$1.27
Net income per share — diluted	$0.53	$0.11	$1.67	$1.25
Weighted-average number of shares outstanding — basic	94,045	93,652	93,995	93,468
Weighted-average number of shares outstanding — diluted	95,160	94,842	95,106	94,563
Net cash provided by operating activities	$268,273	$188,662	$685,056	$404,650

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2008		2007
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$2,772,860	100.0%	$2,247,009	100.0%

Operating costs and expenses:
Salaries and benefits	1,091,726	39.4%	903,424	40.2%
Provision for bad debts	326,213	11.8%	266,280	11.9%
Supplies	383,142	13.8%	304,929	13.6%
Other operating expenses	529,363	19.1%	439,592	19.5%
Rent	58,842	2.1%	47,243	2.1%
Depreciation and amortization	130,507	4.7%	100,632	4.5%

Total operating costs and expenses	2,519,793	90.9%	2,062,100	91.8%

Income from operations	253,067	9.1%	184,909	8.2%
Interest expense, net	167,785	6.1%	135,160	6.0%
Loss from early extinguishment of debt	—	0.0%	27,291	1.2%
Minority interest in earnings	10,360	0.3%	5,371	0.2%
Equity in earnings of unconsolidated affiliates	(8,691)	-0.3%	(14,284)	-0.6%

Income from continuing operations before income taxes	83,613	3.0%	31,371	1.4%
Provision for income taxes	32,191	1.1%	11,672	0.5%

Income from continuing operations (d)	51,422	1.9%	19,699	0.9%

Discontinued operations, net of taxes:
Loss from operations of hospitals sold and hospitals held for sale (h)	(1,038)	-0.1%	(6,811)	-0.3%
Loss on sale of partnership interest, net	—	0.0%	(2,428)	-0.1%

Loss on discontinued operations	(1,038)	-0.1%	(9,239)	-0.4%

Net income	$50,384	1.8%	$10,460	0.5%

Income from continuing operations per common share:
Basic	$0.55		$0.21

Diluted	$0.54		$0.21

Net income per common share:
Basic	$0.54		$0.11

Diluted	$0.53		$0.11

Weighted-average number of shares outstanding:
Basic	94,045		93,652

Diluted	95,160		94,842

Weighted-average number of shares outstanding — basic	94,045		93,652
Add effect of dilutive securities:
Stock awards	1,115		1,190

Weighted-average number of shares outstanding — diluted	95,160		94,842

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,
	2008		2007
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$8,191,014	100.0%	$4,599,152	100.0%

Operating costs and expenses:
Salaries and benefits	3,258,872	39.8%	1,839,035	40.0%
Provision for bad debts	914,338	11.2%	536,154	11.7%
Supplies	1,147,137	14.0%	579,571	12.6%
Other operating expenses	1,581,628	19.2%	920,737	19.9%
Rent	177,178	2.2%	98,965	2.2%
Depreciation and amortization	378,164	4.6%	201,111	4.4%

Total operating costs and expenses	7,457,317	91.0%	4,175,573	90.8%

Income from operations	733,697	9.0%	423,579	9.2%
Interest expense, net	487,848	6.0%	192,777	4.2%
Loss from early extinguishment of debt	1,328	0.0%	27,291	0.6%
Minority interest in earnings	28,359	0.4%	6,189	0.1%
Equity in earnings of unconsolidated affiliates	(32,083)	-0.4%	(14,284)	-0.3%

Income from continuing operations before income taxes	248,245	3.0%	211,606	4.6%
Provision for income taxes	95,574	1.1%	81,060	1.8%

Income from continuing operations (d)(e)(f)(g)	152,671	1.9%	130,546	2.8%

Discontinued operations, net of taxes:
Loss from operations of hospitals sold and hospitals held for sale (h)	(3,847)	-0.1%	(9,571)	-0.2%
Gain (loss) on sale of hospitals and partnership interest, net	9,580	0.1%	(2,428)	0.0%

Income (loss) on discontinued operations	5,733	0.0%	(11,999)	-0.2%

Net income	$158,404	1.9%	$118,547	2.6%

Income from continuing operations per common share:
Basic	$1.62		$1.40

Diluted	$1.61		$1.38

Net Income per common share:
Basic	$1.69		$1.27

Diluted	$1.67		$1.25

Weighted-average number of shares outstanding:
Basic	93,995		93,468

Diluted	95,106		94,563

Weighted-average number of shares outstanding — basic	93,995		93,468
Add effect of dilutive securities:
Stock awards	1,111		1,095

Weighted-average number of shares outstanding — diluted	95,106		94,563

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data
($ in thousands)
(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2008	2007	% Change	2008	2007	% Change
Number of hospitals (at end of period)	116	114		115	114
Licensed beds (at end of period)	16,958	16,985		16,881	16,985
Beds in service (at end of period)	14,729	14,598		14,652	14,598
Admissions	164,437	134,106	22.6%	163,670	159,916	2.3%
Adjusted admissions	301,683	247,585	21.9%	300,199	292,751	2.5%
Patient days	681,204	566,035	20.3%	679,255	683,458	-0.6%
Average length of stay (days)	4.1	4.2		4.2	4.3
Occupancy rate (average beds in service)	50.1%	50.8%		50.2%	50.9%
Net operating revenues	$2,772,860	$2,247,009	23.4%	$2,761,755	$2,552,070	8.2%
Net inpatient revenue as a % of total net operating revenues	49.4%	49.3%		49.4%	48.8%
Net outpatient revenue as a % of total net operating revenues	48.3%	48.5%		48.3%	48.7%
Income from operations	$253,067	$184,909	36.9%	$254,584	$156,519	62.7%
Income from operations as a % of net operating revenues	9.1%	8.2%		9.2%	6.1%

Depreciation and amortization	$130,507	$100,632		$129,057	$114,392

Equity in earnings of unconsolidated affiliates	$8,691	$14,284		$8,691	$14,324

Liquidity Data:
Adjusted EBITDA	$392,265	$299,825	30.8%
Adjusted EBITDA as a % of net operating revenues	14.1%	13.3%

Net cash provided by operating activities	$268,273	$188,662

Net cash provided by operating activities as a % of net operating revenue	9.7%	8.4%

•	For periods prior to the Company’s July 25, 2007 acquisition, the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and it subsidiaries.

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

•	Same-store operating results and statistical data include comparable information for hospitals acquired in the Triad acquisition for the months of July through September 2008 and 2007.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data
($ in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2008	2007	% Change	2008	2007	% Change
Number of hospitals (at end of period)	116	114		115	114
Licensed beds (at end of period)	16,958	16,985		16,881	16,985
Beds in service (at end of period)	14,729	14,598		14,652	14,598
Admissions	506,872	300,105	68.9%	499,178	485,456	2.8%
Adjusted admissions	911,143	555,867	63.9%	896,526	870,996	2.9%
Patient days	2,148,588	1,247,514	72.2%	2,115,912	2,113,012	0.1%
Average length of stay (days)	4.2	4.2		4.2	4.4
Occupancy rate (average beds in service)	53.2%	52.7%		53.3%	53.9%
Net operating revenues	$8,191,014	$4,599,152	78.1%	$8,059,061	$7,583,386	6.3%
Net inpatient revenue as a % of total net operating revenues	50.2%	49.3%		50.4%	49.8%
Net outpatient revenue as a % of total net operating revenues	47.3%	49.1%		47.3%	47.5%
Income from operations	$733,697	$423,579	73.2%	$735,506	$575,341	27.8%
Income from operations as a % of net operating revenues	9.0%	9.2%		9.1%	7.6%

Depreciation and amortization	$378,164	$201,111		$369,489	$343,083

Equity in earnings of unconsolidated affiliates	$32,083	$14,284		$32,083	$37,949

Liquidity Data:
Adjusted EBITDA	$1,143,944	$638,974	79.0%
Adjusted EBITDA as a % of net operating revenues	14.0%	13.9%

Net cash provided by operating activities	$685,056	$404,650

Net cash provided by operating activities as a % of net operating revenue	8.4%	8.8%

•	For periods prior to the Company’s July 25, 2007 acquisition, the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries.

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

•	Same-store operating results and statistical data include comparable information for hospitals acquired in the Triad acquisition for the months of January through September 2008 and 2007.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (b)
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$341,884	$132,874
Patient accounts receivable, net of allowance for doubtful accounts of $1,109,283 and $1,033,516 at September 30, 2008, and December 31, 2007, respectively	1,642,820	1,533,798
Supplies	267,320	262,903
Prepaid income taxes	—	99,417
Deferred income taxes	111,101	113,741
Prepaid expenses and taxes	91,239	70,339
Other current assets	197,787	339,826

Total current assets	2,652,151	2,552,898

Property and equipment	6,861,907	6,310,240
Less accumulated depreciation and amortization	(1,117,441)	(797,666)

Property and equipment, net	5,744,466	5,512,574

Goodwill	4,151,487	4,247,714

Other assets, net	1,039,300	1,180,457

Total assets	$13,587,404	$13,493,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$19,647	$20,710
Accounts payable	477,064	492,693
Current income taxes payable	38,312	—
Accrued interest	82,849	153,832
Accrued liabilities	811,011	780,700

Total current liabilities	1,428,883	1,447,935

Long-term debt	8,888,782	9,077,367

Deferred income taxes	433,009	407,947

Other long-term liabilities	617,350	483,459

Minority interests in equity of consolidated subsidiaries	343,472	366,131

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 96,742,743 shares issued and 95,767,194 shares outstanding at September 30, 2008, and 96,611,085 shares issued and 95,635,536 shares outstanding at December 31, 2007	967	966
Additional paid-in capital	1,258,637	1,240,308
Treasury stock, at cost, 975,549 shares at September 30, 2008 and December 31, 2007	(6,678)	(6,678)
Accumulated other comprehensive loss	(93,367)	(81,737)
Retained earnings	716,349	557,945

Total stockholders’ equity	1,875,908	1,710,804

Total liabilities and stockholders’ equity	$13,587,404	$13,493,643

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (b)
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities
Net income	$158,404	$118,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	378,107	210,406
Minority interest in earnings	28,359	5,329
Stock-based compensation expense	39,812	25,514
(Gain) loss on sale of hospitals and partnership interest, net	(17,687)	3,735
Excess tax benefits relating to stock-based compensation	(1,278)	(2,275)
Loss on early extinguishment of debt	1,328	27,291
Other non-cash expenses, net	7,578	1,820
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(117,193)	(53,585)
Supplies, prepaid expenses and other current assets	3,099	8,519
Accounts payable, accrued liabilities and income taxes	184,995	45,750
Other	19,532	13,599

Net cash provided by operating activities	685,056	404,650

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(7,274)	(6,982,099)
Purchases of property and equipment	(451,409)	(278,543)
Proceeds from disposition of hospitals and other ancillary operations	365,635	12,962
Proceeds from sale of property and equipment	13,964	601
Increase in other assets	(152,168)	(66,025)

Net cash used in investing activities	(231,252)	(7,313,104)

Cash flows from financing activities
Proceeds from exercise of stock options	1,688	7,804
Excess tax benefits relating to stock-based compensation	1,278	2,275
Stock buy-back	(17,096)	—
Deferred financing costs	(2,569)	(190,110)
Proceeds from minority investors in joint ventures	11,652	1,188
Redemption of minority investments in joint ventures	(53,485)	(1,339)
Distributions to minority investors in joint ventures	(24,351)	(2,774)
Borrowings under credit agreement	30,596	9,233,331
Repayments of long-term indebtedness	(192,507)	(2,063,632)

Net cash (used in) provided by financing activities	(244,794)	6,986,743

Net change in cash and cash equivalents	209,010	78,289

Cash and cash equivalents at beginning of period	132,874	40,566

Cash and cash equivalents at end of period	$341,884	$118,855

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2008 Results

October 29, 2008
Footnotes to Financial Statements
(a)	For periods prior to the Company’s July 25, 2007 acquisition of Triad Hospitals, Inc., the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries. Same-store operating results and statistical data include comparable information for hospitals acquired in the July 25, 2007 acquisition for the months January through September 2008 and 2007. Continuing operating results exclude discontinued operations for all periods presented.

(b)	During the three months ended September 30, 2008, the Company updated its analysis of the fair value of the assets and liabilities acquired in the Triad acquisition and revised its purchase price allocation based upon the most current estimates. The changes to the purchase price allocation did not have a material impact on the Company’s results of operations or financial position.

(c)	EBITDA consists of net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months and nine months ended September 30, 2008, and 2007 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Adjusted EBITDA	$392,265	$299,825	$1,143,944	$638,974

Interest expense, net	(167,785)	(135,160)	(487,848)	(192,777)

Provision for income taxes	(32,191)	(11,672)	(95,574)	(81,060)

Loss from operations of hospital held for sale and sale of partnership interest, net of taxes	(1,038)	(6,811)	(3,847)	(9,571)

Other non-cash expenses, net	12,141	20,203	37,948	34,801

Net changes in operating assets and liabilities, net of effects of acquisitions	64,881	22,277	90,433	14,283

Net cash provided by operating activities	$268,273	$188,662	$685,056	$404,650

(d)	Included in adjusted EBITDA and income from continuing operations for the three and nine months ended September 30, 2008, is a pre-tax impact of approximately $3.9 million with an after-tax impact of $2.4 million or $0.03 per share (diluted) related to the estimated negative impact of the recent hurricanes on certain hospitals. The impact of the hurricanes reduced admissions by approximately 350 and net revenues by approximately $4.5 million for the three months ended September 30, 2008.

(e)	Included in income from continuing operations for the nine months ended September 30, 2008, is a pre-tax gain of $5.7 million from the sale of excess land held by the Company.
Footnotes continued on the next page.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
(f)	Income from continuing operations for the nine months ended September 30, 2008, reflects an impact on earnings from a reduction in the following state programs as well as a change in estimate of bad debt recorded by one of our equity investments, as follows:

	Nine Months Ended
	September 30, 2008
	Pre-Tax
	Loss Impact	Loss Per
	(In millions)	Share Impact
• Reductions in reimbursement expected from Indiana’s Medicaid Disproportionate Share (DSH) Program for the State fiscal year ended June 30, 2008	$(4.0)
• Non-payment under Indiana’s Medicaid “Hospital Care for the Indigent” (HCI) Program for the State fiscal year ended June 30, 2008	(4.2)
• Equity in earnings of unconsolidated affiliates includes a change in estimate of bad debt allowance related to one unconsolidated affiliate resulting in a reduction in earnings for the 2nd quarter 2008	(0.8)

Combined Impact for 2nd Quarter 2008	$(9.0)	$(0.06)

(g)	Included in income from continuing operations for the nine months ended September 30, 2008, is a loss from early extinguishment of debt of $1.3 million with an after-tax impact of $0.9 million related to the repurchase on the open market and cancellation of $62.7 million of principal amount of Senior Notes.

(h)	Included in discontinued operations are the following:
•	The Company’s partnership interest in River West L.P., which limited partnership owned and operated River West Medical Center (80 licensed beds) located in Plaquemine, Louisiana, was sold in the third quarter of 2007;

•	Northeast Arkansas Medical Center (104 licensed beds) located in Jonesboro, Arkansas, and Barberton Citizens Hospital (312 licensed beds) located in Barberton, Ohio, which were sold during the fourth quarter of 2007;

•	Russell County Medical Center (78 licensed beds) located in Lebanon, Virginia, nine hospitals with an aggregate total of 1,058 licensed beds located in Alabama, Arkansas, Missouri, Oregon and Tennessee, and one hospital in the Republic of Ireland (122 licensed beds), which were sold during the first quarter of 2008; and

•	One hospital classified as being held for sale at September 30, 2008.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2008, and the Company’s initial 2009 guidance. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. See page 15 for list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	2008	2009
	Projection	Projection
	Range	Range
Net operating revenues (in millions)	$10,900 to $11,100	$11,800 to $12,100
Adjusted EBITDA (in millions)	$1,550 to $1,565	$1,650 to $1,700
Income from continuing operations per share — diluted	$2.20 to $2.26	$2.50 to $2.75
Same hospitals annual admissions/adjusted admissions growth	2.2% to 2.7%	1.0% to 2.0%
Same hospitals annual revenue growth	5.5% to 6.5%	5.0% to 6.0%
Weighted average diluted shares (in millions)	94.0 to 94.5	93.0 to 94.5
Acquisitions of new hospitals		2 to 3
The following assumptions were used in developing the guidance provided above:
•	Includes the previously announced acquisition of Empire Health Services, located in Spokane, Washington, which closed on October 1, 2008.

•	Other than the sale of the hospitals already completed and the one hospital currently held for sale, no additional operating divestitures have been assumed in this guidance.

•	During the first quarter of 2008, the Company began discounting gross billing charges to self-pay patients. This policy change primarily applies to hospitals owned prior to the Triad acquisition. The 2008 net operating revenues projection range reflects the estimated impact of this discounting policy. Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 11.2% to 11.5% for 2008 and 11.8% to 12.4% for 2009. These percentages may vary depending on changes in payor mix.

•	Includes three new replacement hospitals which were completed and opened between the end of June 2008 and the middle of August 2008. Total construction costs, including equipment costs, were approximately $370 million for these three replacement facilities of which $116 million was spent during the nine months ended September 30, 2008.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.5% to 4.8% for 2008 and 2009; however, this is a fixed cost and the percentages may vary as revenue varies.

•	2009 guidance assumes estimated $0.02 to $0.03 per share (diluted) of acquisition costs will be expensed pursuant to revised business combination accounting rules that are scheduled to become effective January 1, 2009.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.215 billion Senior Secured Credit Facility in 2008 will remain relatively stable for remainder of the calendar year 2008 and estimates that it will decrease from current levels during 2009, however, additional swap agreements could increase interest expense savings based on current market conditions. Based on these assumptions, expressed as a percentage of net operating revenue, interest expense is projected to be approximately 5.9% to 6.1% for 2008 and 5.6% to 5.9% for 2009; however, these percentages will vary as revenue and interest rates vary.
•	Expressed as a percentage of net operating revenues, minority interest in earnings is projected to be approximately 0.4% to 0.6% for 2008 and 2009.
•	On December 13, 2006, the Company announced a new open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program has commenced and will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. During the period from June 1, 2008 through late October 2008, 3,017,000 shares have been purchased under this repurchase plan. Prior to June 1, 2008, the Company did not purchase any shares under the repurchase plan. No significant additional share purchases have been assumed for the remainder of 2008 or 2009. Also, during October 2008, the Company repurchased on the open market and cancelled $42.8 million of principal amount of its Senior Notes.
•	Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.3% to 39.5% for 2008 and 2009.
•	Capital expenditures are projected as follows (in millions):

	2008			2009
	Guidance			Guidance
Total	$725	to	$775	$700	to	$750
•	Net cash provided by operating activities are projected as follows (in millions):

	2008			2009
	Guidance			Guidance
Total	$800	to	$850	$850	to	$900
•	Included in the above guidance is an estimated 2.5% — 3.0% increase in Medicare inpatient reimbursement effective October 1, 2008 and Medicare outpatient reimbursement effective January 1, 2009. The guidance does not reflect any State Medicaid legislation not enacted to date, any State discount program not implemented to date, nor any impact associated with the TRICARE/CHAMPUS program implementation of an outpatient prospective payment system.
•	The Company’s guidance does not take into account any resolution of the previously disclosed allegation by the Civil Division of the U.S. Department of Justice that the Company and three of our New Mexico hospitals have caused the State of New Mexico to submit improper claims for federal funds in violation of the Federal False Claims Act. The Company continues to believe that it has not violated the Federal False Claims Act.
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CYH Announces Third Quarter 2008 Results

October 29, 2008
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;
•	our ability to successfully integrate any acquisitions or to recognize expected synergies from such acquisitions, including the facilities acquired from Triad;
•	risks associated with our substantial indebtedness, leverage and debt service obligations;
•	demographic changes;
•	existing governmental regulations and changes in, or the failure to comply with, governmental regulations;
•	legislative proposals for healthcare reform;
•	potential adverse impact of known and unknown government investigations;
•	our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;
•	changes in inpatient or outpatient Medicare and Medicaid payment levels;
•	increases in the amount and risk of collectibles of patient accounts receivable;
•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;
•	liability and other claims asserted against us, including self-insured malpractice claims;
•	competition;
•	our ability to attract and retain without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;
•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;
•	changes in medical or other technology;
•	changes in generally accepted accounting principles;
•	the availability and terms of capital to fund additional acquisitions or replacement facilities;
•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;
•	our ability to obtain adequate levels of general and professional liability insurance;
•	timeliness of reimbursement payments received under government programs; and
•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter and nine months ended September 30, 2008, are not necessarily indicative of the results that may be experienced for any such future period or for any future fiscal year, including this fiscal year.
     The Company cautions that the projections for calendar year 2008 and 2009 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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